Exhibit 3

Attorney's Certification

I the undersigned Tsahy Alon, Value Base Hedge Fund Ltd.'s Attorney, hereby certify as follows:

1.	The above composition of signatures is binding on Value Base Hedge Fund Ltd. in respect of the attached report.

2.	The resolution concerning Value Base Hedge Fund Ltd.'s authorized signatories was duly adopted, in accordance with Value Base Hedge Fund Ltd.'s incorporation documents

Date: December 21, 2023	/s/ Tsahy Alon
Tsahy Alon, Adv.
Lic. No. 59980
Attorney (signature & stamp)